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                              1996 - 2001 AGREEMENT
                                     Between
                      SIMON MATTRESS MANUFACTURING COMPANY
                                       and
                      BROTHERHOOD OF TEAMSTERS, LOCAL #490

THIS AGREEMENT is made and entered into by and between SIMON MATTRESS MANUFACTURING COMPANY, hereinafter referred to as the "EMPLOYER" and the BROTHERHOOD OF TEAMSTERS, LOCAL #490, hereinafter referred to as the "UNION", to cover the Employer's operations in the herein described jurisdiction of the aforementioned Local Union.

PREAMBLE

The parties hereto have a mutual interest in securing efficient business and harmonious operations and desire to cooperate to that end. This Agreement is for such purposes.

ARTICLE I. RECOGNITION AND UNION SECURITY

Section 1. The Employer hereby recognizes the Union as the exclusive bargaining representative for all maintenance and production employees performing work within the scope of this Agreement. Supervisors, guards, sales personnel and office employees are excluded from the terms and conditions of this agreement.

Section 2. All present employees who are members of the Union on the effective date of this Agreement or on the date of execution of this Agreement, whichever is later, shall remain members of the Union in good standing as a condition of employment. All current employees and employees who are hired after the effective date of this Agreement shall become and remain members in good standing of the Union, as a condition of employment on and after the thirty-first (31st) day following the beginning of their employment or on and after the thirty-first (31st) day following the effective date of this Agreement, whichever is later. Membership in good standing is defined as the tender of uniform Union dues and initiation fees as is required of a Union member.

An employee who has failed to acquire or thereafter maintain membership in the Union as hereinafter provided, shall be terminated seven (7) days after his Employer has received written notice from an authorized representative of the Union, certifying that membership has been and is continuing to be offered to such employee on the same basis as all other members, and further that the employee has had notice and opportunity to make all dues and initiation fee payments.

The Union shall indemnify and save the Employer harmless from any and all claims, demands, suits or any other action arising from this Section or from complying with any request for termination of employment under this Section.


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Section 3. Hiring Procedures

A. 1. Hiring: Whenever the Employer requires workers, he shall notify the Union Hall, either in writing or by telephone. The Union Hall shall endeavor to furnish workers requested. Selection of applicants for referral to jobs shall be on a nondiscriminatory basis and shall not be based on, or in any way, affected by, Union membership, bylaws, rules, regulations, constitutional provisions, or any other aspect of Union membership, policies or requirements.

         2. Checkoff: The Employer agrees to make deductions from employees' paycheck for Union dues or Political Action Fund contributions, provided that the Employer is furnished a copy of an executed authorization signed by the employee.

B. Casual Employees: For casual employees who work on a day-to day basis, the Union Hall shall immediately supply such help to the Employer, upon notice by the Employer that such casual employees are needed. In the event such casual help is not immediately available, or the casual help is not to the Employer's satisfaction, or the Union Hall is closed, the Employer may then hire such casual workers from any other available source. The Employer will notify the Union of the name and social security number of the casual worker employed.

         Casual employees are defined as replacements for absent seniority employees who are unavailable for work due to illness, vacation, leave of absence, jury duty, injury or other reason. Casual employees do not gain seniority unless employed as a regular employee after the seniority employee returns or a vacancy occurs at the Employer in accordance with the provisions of
Article III.

         Regular Employees: If the Union Hall is unable to furnish qualified regular workmen within forty-eight (48) hours after an Employer calls for them, the Employer shall be free to procure the workmen from any source. In such event, the Employer shall, within twenty-four (24) hours of the time of hiring, notify in writing the Local Union maintaining the Hiring Hall in that area of the name, address, Social Security Number and the place of last employment of any workman so hired.

Section 4. Representatives: Authorized agents of the Union shall have access to the Employer's establishment during working hours for the purpose of adjusting disputes, investigating working conditions, and ascertaining that the Agreement is being adhered to. Permission for access must first be secured at the front office and the authorized agent of the Union must confine himself to the normal work area of the employees covered by this Agreement.

Neither the Union or the Shop Steward shall interfere with either any employee's normal work or the Company's production.


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ARTICLE II. GRIEVANCE PROCEDURE

Section 1. Initial Handling: Any grievance which involves discipline or suspension or discharge of an employee, or interpretation of this Agreement shall first be taken up between the Union Representative and the Employer. If the matter is not resolved between the Employer and the Union within five (5) days, excluding Saturdays, Sundays, and holidays, after first being taken up, it shall be reduced to writing by the grieving party and signed by the grievant; copies shall be sent to the other party to the case and to his collective bargaining representative.

Section 2. General Provisions:

         a) A grievance may be entertained in advance to any step in the grievance procedure if the parties jointly so agree.

         b) Matters of job evaluation and letters of warning shall be considered automatically protested and shall not be heard until such time as they are used as a basis for suspension of discharge within the effective time period.

         c) Each party shall pay for their own costs of representation and witnesses. Each party shall share equally in the cost of an arbitrator.

         d) Probationary employees are not covered under the grievance procedure.

Section 3. Time Limitations: All grievances, claims and disputes shall be submitted in writing within ten (10) calendar days, excluding Saturdays, Sundays, and holidays of the occurrence of the matter upon which the grievance is based. Any such grievance, claim or dispute not submitted within such time shall be waived.

Section 4. Grievance Committee: In the event a matter cannot be resolved as provided in Section 1., a Grievance Committee shall be convened composed of two
(2) representatives selected by the Union and two (2) representatives selected by the Employer. The Committee shall formulate such rules of procedure, consistent with this Agreement, as it may deem advisable. Such rules shall be known to all parties.

A majority decision of the Grievance Committee shall be final and binding upon the parties. The Grievance Committee shall have no jurisdiction or authority to add to, subtract from or alter in any way the provision of this Agreement.

Individuals involved in any of the prior steps of the grievance procedure are precluded from serving on the Grievance Committee.


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Section 5. Deadlocked Matters: In the event any matter is deadlocked it shall be submitted to an impartial arbitrator for a decision provided that the party desiring arbitration so notifies the other party within ten (10) calendar days of the last meeting of the Grievance Committee.

Section 6. Selection of an Arbitrator: An Arbitrator shall be selected by the Employer and the Union from a list obtained from the San Francisco Office of the Federal Mediation and Conciliation Service, and/or other available sources. In the event the parties are unable to agree upon an arbitrator, they shall alternately strike a name from the list furnished until one (1) name remains.

Section 7. Limitation of the Arbitrator's Authority: The decision of the Arbitrator shall be specifically limited to the matter submitted to him and he shall have no authority to amend, alter or change any provision of this Agreement in any manner. The arbitration hearing shall be governed by the following provisions:

         1) Presentation of cases shall be made by the Union and Employer involved, or their authorized representative. Attorneys may be present only to advise their respective parties.

         2)       No briefs shall be submitted.

         3) There shall be no transcripts unless mutually agreed to by the Union and the Employer.

         4) The Arbitrator shall render his decision in writing upon the conclusion of the case, unless the time is extended by mutual agreement of the parties, or at the request of the Arbitrator. Under no circumstances shall such extended period be in excess of ten (10) calendar days.

         5) The Arbitrator shall not render an expanded opinion in any case unless mutually requested by the parties.

         6) The decision of the Arbitrator in a suspension or termination case may or may not include back pay. Any such award shall be less any compensation that the employee received from other sources (including unemployment compensation, other income, etc.) during such time.

ARTICLE III. SENIORITY AND LAYOFFS

Section 1. Establishing Seniority: Seniority shall not apply to a regular employee until employed by the Employer on a non-replacement basis for sixty
(60) days worked within a twelve (12) month calendar day period. Seniority shall commence upon the completion of such period and shall revert back to the first day of employment. Upon attainment of seniority, an individual shall be considered a regular employee. Casual replacement days do not count towards seniority attainment.


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Section 2. Application of Seniority: In the reduction of forces due to slackness of work, the last employee hired shall be the first employee laid off provided that merit, skills and abilities are equal. In rehiring the last employee laid off shall be the first employee rehired provided that merit, skills and abilities are equal, until the list of former employees is exhausted. Except for layoffs, there shall be no bumping across departments. The Employer shall be the sole determinant of the merit, skills and abilities of employees.

Seniority shall be considered broken by:

         a) Discharge for cause; which includes but is not limited to, theft, insubordination, intoxication on the job, violation of Employer's House Rules or unacceptable attendance.

         b)       Resignation.

         c)       Nine (9) consecutive months of unemployment.

Leave of absence granted by the Employer, or temporary layoffs, shall not interrupt the continuity of seniority.

Section 3. Notice of Lay-Off: All employees are to be given a written notice and notice posted on a bulletin board of impending layoffs or reassignment not later than the last shift worked prior to the commencement of such layoffs. The Employer shall notify absent employees by telephone, followed by a telegram within a twenty-four (24) hour period of any shift assignment or layoff.

Section 4. Rehire Procedure: Employees on layoff shall be called by the Employer not later than 7:30 a.m. and shall report to the Employer if he requires additional help on that day. Failure of such employees to report to the Employer (if additional help is required) because said employee did not answer a call, shall relieve the Employer of any liability for pay of those employees who do not work on that day.

In the event of a layoff in excess of one (1) day, an employee so laid off shall be restored to duty according to the provisions of Section 2, above, provided he reports to the call of the Employer, which shall be communicated to the employee at his last known address as filed with the Employer by straight telegram, mailgram or telephone and to the Local Union by telegram, mailgram or telephone and reports to duty within forty-eight (48) hours or two (2) days, (excluding Saturday, Sunday or holidays) from the time of the dispatch of such call.

The Employer shall place a second telephone call to the employee's last known address if there is no answer to the first call, in the presence of a union employee. The giving of said telephone call shall fulfill the obligation of the Employer under the provisions this Agreement.


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If the employee fails to report for duty within forty-eight (48) hours or two
(2) days, (excluding Saturday, Sunday or holidays) from the time of the dispatch of said call, the Employer will advise the employee by registered or certified mail, with a copy to the Local Union, that his failure to report has removed him from the seniority list, terminating his employment, unless the laid off employee has notified the Employer that he will be away from his home address, specifying the exact period of his absence, and the reason therefore. The Employer will confirm the notice in writing with a copy to the Union. Upon the receipt of such notice, the Employer will be relieved of any obligation in recalling such employee during the period specified by the employee. The above requirement fulfills the obligation of the Employer under the provisions of this Agreement. Grievance filings on the above shall be subject to the time limitations as set forth in Article II.

Section 5. Job Openings: Job openings shall be assigned in accordance with the following procedure:

         A. Postings - When openings occur in jobs filled by the employees in the bargaining unit, the openings shall be posted on the Company bulletin board for a minimum of five (5) work days. Employees who are interested in bidding on such openings shall sign the opening notice. A steward or Business Agent may sign for an employee absent during such posting.

         B. Award - In awarding jobs, consideration shall be given by the Employer to length of service (seniority), ability, dependability and physical fitness to perform the job in question. It is understood, however, that other things being equal, seniority shall prevail. Once any employee has been awarded a job, the employee may not bid on any other vacancy for one (1) calendar year after the date of award.

         C. Trial Period - When awarding jobs, the Employer agrees to a reasonable trial period (which will depend upon the job) which, in the Employer's judgment, would qualify the employee to meet standards of performance, quality and dependability. If the employee fails to meet such standards, the employee shall be returned to his/her former position.

         D. Temporary Jobs need not be posted and shall be assigned to the least senior employee qualified to perform the job in the judgment of the Employer unless a more senior employee volunteers for said assignment.

         E. Disputes under this Section shall be subject to the grievance procedure.


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ARTICLE IV. HOLIDAYS

The following days shall be observed:

         New Year's Day    Labor Day
         President's Day   Thanksgiving Day
         Memorial Day      Day after Thanksgiving
         Fourth of July    Day before Christmas*
                           Christmas Day

         *This day may be changed to make for a long holiday weekend.

To be eligible for holidays, an employee must have completed the probationary period. Casual employees are not eligible for paid holidays.

Employees qualifying for holiday pay shall receive eight (8) hours regular straight time pay even though no work is performed, regardless of the day of the week on which the holiday may fall. If any one of the above mentioned paid holidays falls on Sunday, the following Monday shall be observed as a holiday. Holidays are to be paid for at straight time if no work is performed.

To be eligible for holiday pay, a seniority employee must:

         1)       not be on unpaid leave of absence or layoff; and

         2) shall have worked the last scheduled work day before and after the holiday - unless absent due to vacation or excused by supervisor in writing.

ARTICLE V. WAGES

Section 1: The minimum hourly straight time wages to be paid are set forth in Appendix "A", attached hereto and are a part of this Agreement. Employees shall be paid weekly. If payday falls on a holiday the preceding work day shall be payday. Each paycheck will itemize earnings and deductions.

It is agreed that an employee will receive the rate of pay for jury duty, sick leave and funeral leave to which the employee is entitled. Time paid for the foregoing shall be considered time worked for the purpose of qualifying for benefits under this Agreement.

Section 2. Rest Break: All employees shall be allowed to take a fifteen (15) minute rest break during the first half of any shift and a ten (10) minute rest break during the second half of any shift.


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ARTICLE VI. HOURS AND OVERTIME

Section 1. Show-up Pay: An employee reporting for work as scheduled shall be guaranteed four (4) hours pay upon so reporting, provided he/she is ready and able to work. The foregoing provisions shall not apply if the Employer is unable to provide work due to reasons beyond the control of the Employer such as breakdown of equipment, fire, flood, bomb threat, earthquake, failure of power or similar contingency.

Section 2. Working Hours: The regular work week shall consist of eight (8) hours a day, Monday through Friday. The starting time for the day shift shall be between 5:00 a.m. and 9:00 a.m. and between 2:00 p.m. and 4:00 p.m. for swing shift. Day or swing starting times may be changed by mutual agreement. The Employer may establish a regular Tuesday through Saturday work week for up to 10% of the seniority list. The Employer may implement a four (4) day - forty
(40) hour schedule provided that employees are given one (1) week's notice. Any change in starting time shall be posted one (1) week in advance. One (1) hour shall be allowed for lunch; or one-half (1/2) hour shall be allowed for lunch at the discretion of the Employer.

Section 3. Overtime. Overtime at the rate of time and one-half (1-1/2) the hourly rate shall be paid for all work performed over eight (8) hours in a day or forty (40) hours in a week. Two (2) times the hourly rate shall be paid for all work performed over ten (10) hours in a day.

If it is the employee's sixth full day of work in the week, Saturday overtime shall be paid at one and one-half (1-1/2) times the hourly rate of pay.

Overtime pay for Sundays and Holidays shall be paid at the rate of double time for all hours worked.

The employer shall endeavor to announce prior to the last break when overtime is to be worked Monday through Friday.

Section 4. No Pyramiding: Under no circumstances shall premium or overtime pay be computed on other than the basic hourly rate nor in any way "pyramided".

ARTICLE VII. VACATIONS

Section 1. Any employee who has completed probation prior to January 1st of each year shall be entitled to vacation pay as follows:

         Less than two years of employment -
                  2% of all of the prior year's (i.e. 1995 W-2 for 1996 vacation) W-2 compensation to be paid for one (1) calendar week's vacation time off.


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         More than two years but less than six years of employment -
                  4% of all of the prior year's W-2 compensation to be paid for two (2) calendar weeks' vacation time off.

         Six years or more of employment -
                  6% of the prior year's W-2 compensation to be paid for three
                  (3) calendar weeks' vacation time off.

Vacation pay shall be paid by separate check the week prior to the vacation being taken.

Section 2. Department seniority shall prevail in determining vacation time off. At least one (1) week of five (5) consecutive days vacation time earned must be taken as time off. Vacation time off must be approved by the Employer, however, vacation time after one (1) full week has been scheduled may be staggered or spread throughout the year. There shall be no carry over of vacation to subsequent years.

After an employee has scheduled or taken one week's vacation, unless mutually agreed otherwise, the employee may take the balance of accrued vacation in one
(1) day increments when the employee gives at least one (1) week's notice.

The Employer shall not block off any week in which employees may not take vacation, however, the Employer reserves the right to limit the number of employees on vacation during any one week.

Section 3. The Employer and employee may agree on a change in the vacation period of such employee after the vacation schedule has been posted, provided it does not affect the vacation period of other employees on the vacation schedule

Section 4. The first 173 hours of time off lost as a result of a work-related illness or injury each calendar year shall be considered as time paid for the purpose of computing vacation pay.

ARTICLE VIII. UNIFORMS

The Employer will supply all uniforms required. The Employer will supply shorts for the employees who so request them during the hot months. The employee will maintain all such items furnished in good order.

In order to receive new uniforms, the employee must turn in damaged or worn out uniforms.

ARTICLE IX. HEALTH AND WELFARE

Section 1. The Employer shall continue to enroll his eligible employees in the Teamsters Managed Trust Plan in effect at the commencement of this Agreement. The Employer's


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contribution shall be $378.00 per month per employee, the balance of the contribution amount required to maintain benefits shall be borne by the employee through payroll deduction.

         A. Effective October 1, 1996, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

         B. Effective October 1, 1997, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

         C. Effective October 1, 1998, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

         D. Effective October 1, 1999, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

         E. Effective October 1, 2000, the Employer shall pay all increases in the monthly premium up to a maximum of $40.00.

The employee shall be responsible for all increases in excess of the above amounts.

During the life of this Agreement the Union has the right to Plan shop.

Section 2. Eligibility for coverage during the current month shall be based upon completion of eighty (80) hours straight time employment in the previous calendar month.

ARTICLE X. PENSION PLAN

The Employer shall contribute to the Supplemental Income Plan Trust Fund on behalf of each employee who has completed the probationary period. The contributions shall be in the sum of thirty-five cents (35(cents)) per hour worked or paid for to a maximum of sixty dollars and fifty-five cents ($60.55) per month. Effective January 1, 1998, the contribution shall be increased to forty-five cents (45(cents)) per hour or paid to a maximum of seventy seven dollars and eighty-five cents ($77.85) per month. Time paid for, but not worked shall be considered as time worked for the purpose of this Article, but in no event to exceed 173 hours per month.

ARTICLE XI. SICK LEAVE

Section 1. After one (1) year of employment, all employees shall receive six (6) days of sick leave with pay each year commencing with the first day of illness, provided, however, to receive sick leave pay for the first day of illness, notice of intended absence shall be given the Employer not less than one-half (1/2) hour before starting time and provided his Employer has a representative available to receive such notice. Employees shall accumulate a maximum of thirty
(30) days unused sick leave.


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Sick leave pay is payable for days falling within the work week only. The
Employer may require proof of illness.

Section 2. Provided that an employee has a minimum bank of twelve (12) days sick leave accumulated, the employee may cashout a maximum of six days from accrued sick leave on the employee's anniversary date. Sick leave accumulated in excess of thirty (30) days will be paid automatically on the employee's anniversary date.

Section 3. Industrial Injury: Employees injured on the job who require treatment and are unable to return to work will be paid for the straight-time balance of that day.

Section 4. Sick leave will not be paid at any time the employee is receiving payment under the terms of this Agreement.

Section 5. Any employee who has sick leave credit and is drawing disability insurance or worker's compensation shall, at his request, be paid the difference between such benefit payment and his straight-time earnings for such time such benefit payments are made. These payments shall be charged to the employee's sick leave credit.
The request for this procedure shall be made by the employee in writing.

ARTICLE XII. LEAVE OF ABSENCE

Section 1. Approved Leave: An employee desiring a leave of absence from his employment shall secure written permission from the Employer. Except as otherwise provided in this Article, the maximum leave of absence shall be for thirty (30) days and may be extended for like periods. Written permission for such extended periods shall be secured from the Employer. The first approved leave of absence plus approved extended leaves of absence shall not exceed a maximum time of nine (9) months. During an approved leave of absence, the employee shall not engage in gainful employment in the same industry. Leaves of five (5) days or less do not require Union approval.

All Leaves of Absence for the purpose of medical disability, the care of a family member who is disabled, or the birth, adoption or placement of a child will follow the guidelines of the Family Medical Leave Act. An employee who is eligible for medical leave granted under the Family Medical Leave Act shall be granted no more that one (1) leave within a consecutive twelve (12) month period commencing with the first day of such leave.

An employee who is unable to work because of sickness or injury shall be deemed to be on a leave of absence.

A leave of absence as provided shall not result in the loss of seniority rights.


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Section 2. Effect on Vacation-Holidays: Time off in excess of thirty (30) days, due to an approved leave of absence shall not be accumulated for vacation purposes. Holidays shall be subject to provisions of Article IV.

Section 3. Voting Time: All employees who find it impossible to vote in a general or special election on their own time shall be allowed reasonable time off to vote, without loss of pay, after first applying to the Employer and the Union and substantiating inconvenience and voting registration.

ARTICLE XIII. GENERAL PROVISIONS

Section 1. Declaration of War: In the event of a declaration of war by the Congress of the United States, either party may reopen this Agreement upon sixty
(60) days' written notice and request renegotiation of matters dealing with wages and hours. Upon the failure of the parties to agree in such negotiations, either party shall be permitted all lawful economic legal recourses to support their request for revisions. If Governmental approval of revisions should become necessary, all parties will cooperate to the utmost to attain such approval. The parties agree that the notice provided herein shall be accepted by all parties as compliance with the notice requirements of applicable law so as to permit economic action at the expiration thereof.

Section 2. Jury Duty: All regular employees called for jury duty will receive the difference between eight (8) hours pay at the applicable hourly wage and actual payment received for jury service for each day of jury duty to a maximum of ten (10) days for each contract year.

When such employees report for jury service on a scheduled workday, they will be required to report for work that particular day if the employee can complete four (4) or more hours of the work shift.

Time spent on jury service will be considered time worked for purposes of Employer contributions to health and welfare, IRA plans, vacation eligibility and payment, holidays and seniority, in accordance with the applicable provisions to a maximum of ten (10) days each contract year.

The Employer reserves the right to require the employee to provide proof of the dates and times of attendance.

Section 3. Company Meetings: No employee shall be required to attend a Company meeting on his own time.

Section 4. Production Requirements: The Union, the employees and the Employer recognize the importance of productivity to the success of the Company. Each employee will contribute to the enhancement of productivity of the Company. The Union recognizes the right of the Employer to establish fair and equitable production


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requirements. The Union reserves the right to verify the fairness of any new standard established. The Employer will continue its incentive system. Disputes under this Article shall be subject to the grievance procedure.

Section 5. Garnishments: In the event of notice to the Employer of a garnishment or pending garnishment, the Employer shall not take any disciplinary action against the employee for a period of seventy-two (72) hours for the first three
(3) garnishments during which seventy-two (72) hour period the employee shall adjust same.

After three (3) garnishments, disciplinary action (discharge in extreme cases) may be taken.

If an employee fails to adjust the matter, the Employer's past practice shall prevail.

The definition of what constitutes a garnishment shall be consistent with federal law.

ARTICLE XIV. FUNERAL LEAVE

In the event of death in the family (parent, spouse, child, brother, sister, grandparents, grandchildren, father-in-law, mother-in-law, sister-in-law, brother-in-law) a regular employee shall be entitled to a maximum of three (3) days off with pay to attend the funeral. Such time with pay is intended to compensate the employee only for loss from the regularly scheduled workweek. The employee may be required to show documentation of relationship and attendance at the funeral.

ARTICLE XV. SAVINGS CLAUSE

If any Article or Section of this Agreement or Rider thereto should be held invalid by operations of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any Article or Section should be restrained by such Tribunal pending a final determination as to its validity, the remainder of this Agreement and any Riders thereto, or the application of such Article or Section to persons or circumstances other than those as to which it has been held invalid or as to which compliance with or enforcement of has been restrained shall not be affected thereby.

In the event that any Article or Section is held invalid or enforcement of or by compliance with which has been restrained, as above set forth, the parties affected thereby shall enter into immediate collective bargaining negotiations after receipt of written notice of the desired amendments by either Employer or Union for the purpose of arriving at a mutually satisfactory replacement for such Article or Section during the period of invalidity or restraint.


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ARTICLE XVI. NON-DISCRIMINATION

The Employer and the Union agree not to discriminate against any individual with respect to hiring, compensation, terms or conditions of employment in accordance with applicable Local, State or Federal law or regulation.

ARTICLE XVII. SCOPE OF AGREEMENT

This Agreement constitutes the sole and entire Agreement between the parties hereto. No agreement, alteration, understanding, variation, waiver or modification of any of the terms or conditions contained herein shall be binding upon the parties hereto, unless such agreement is made and executed in writing between the parties.

ARTICLE XVIII. TERM OF AGREEMENT

Section 1. This Agreement shall be in full force and effect, unless otherwise provided as of February 1, 1996, and shall remain in full force and effect from that date through February 28, 2001, and shall be automatically renewed thereafter from year to year unless either party to the Agreement shall give written notice to the other of its desire to change or modify said agreement. Said written notice to be given not more than ninety (90) days nor less than sixty (60) days prior to any anniversary date of this Agreement.

Section 2. During the term of this Agreement the Union and the bargaining unit members agree there shall be no strike, slowdown, picketing or other economic action and the Employer agrees there shall be no lockout.

Section 3. If the Agreement has been properly opened, there shall be no strike or lockout, unless ten (10) working days' notice has been served by the party desiring to take such action upon the other the party.


SIMON MATTRESS MANUFACTURING`       BROTHERHOOD OF TEAMSTERS
COMPANY                             LOCAL #490


By                                  By
  ___________________________         ______________________


By                                  By
  ___________________________         ______________________

Date:                               Date:
    _________________________           ____________________

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
                                  APPENDIX "A"



The following shall be the minimum hourly scale for factory workers:



EFFECTIVE                       2/1/1996         3/1/1997          3/1/1998         3/1/1999          3/1/2000
START                             $8.05            $8.30             $8.60            $8.90             $9.20

After Probationary                $8.80            $9.05             $9.35            $9.65             $9.95
Period

60 Days Worked After              $9.80           $10.05            $10.35           $10.65            $10.95
Completion of Probationary
Period


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